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                                                                    EXHIBIT 99.2



                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MINNESOTA




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SECURITIES INVESTORS PROTECTION                    Case No. CV01-1779
CORPORATION,

              Plaintiff-Applicant,                 Bankr. Adv. Pro. No. 01-4257


v.


MJK CLEARING, INC.,

                Defendant.

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                                     ORDER

         This matter came on for hearing on Tuesday, October 2, 2001, on the Motion for Expedited Hearing and Motion for Order Approving Transfer of Accounts of the Debtor and Sale of Shares of Stock of Miller Johnson Steichen Kinnard, Inc. (the "Motion") of James P. Stephenson, as trustee (the "Trustee") for the liquidation of MJK Clearing, Inc. (the "Debtor"). The Court has jurisdiction over the Motion pursuant to Section 5 of the Securities Investor Protection Act, 15 U.S.C. Section 78ccc. Appearances, if any, were as noted on the record. Based upon the Motion, responsive pleadings, if any, the arguments of counsel, and the record in this case, the Court's findings of facts and conclusion of law, if any, being stated on the record in open court:


         IT IS HEREBY ORDERED THAT:

         (1) The Motion is granted;

         (2) The Agreement between the Trustee, SWS Securities, Inc. and the Securities Investor Protection Corporation dated as of September 30, 2001 (the "Transfer Agreement"; a copy of which is attached as Exhibit A) is hereby approved and the transfer of the




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brokerage accounts held by the Trustee to SWS Securities, Inc. as such transfer is described in the Transfer Agreement is hereby approved;

         (3) The Stock Purchase Agreement between Stockwalk Group, Inc. and the Trustee dated as of September 30, 2001 (the "Sale Agreement"; a copy of which is attached as Exhibit B) is hereby approved and the sale of the capital stock of Miller Johnson Steichen Kinnard, Inc. held by the Trustee to Stockwalk Group, Inc. is hereby approved.

         (4) The transactions contemplated by the Transfer Agreement and the Sale Agreement are in the best interests of the estate of the Debtor, its creditors and customers.

         (5) Stockwalk Group, Inc. is a purchaser in good faith and is entitled to the protections afforded by 11 U.S.C. Section 363(m).




Date: October __, 2001.                          -------------------------------
                                                 Hon. Robert J. Kressel
                                                 United States Bankruptcy Judge






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